Exhibit 10.5

EARTHLINK, INC.

EQUITY PLAN

FOR NON-EMPLOYEE DIRECTORS

Nonqualified Stock Option Agreement

No. of Shares Subject to

Nonqualified Stock Option:

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of the 2nd day of January 2004 between EarthLink, Inc., a Delaware Corporation (the “Company”), and                        (the “Non-Employee Director”) is made pursuant and subject to the provisions of the Company’s Equity Plan for Non-Employee Directors (the “Plan”), a copy of which is attached hereto.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.                                       Grant of Option.  Pursuant to the Plan, the Company, on                        (the “Date of Grant”), granted to the Non-Employee Director, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of          Shares, at the price of $           per share, which is the Fair Market Value of a Share at the Date of Grant.  This Option is to be treated as a Nonqualified Stock Option.  This Option is exercisable as hereinafter provided.

2.                                       Terms and Conditions.  This Option is subject to the following terms and conditions:

(a)                                  Expiration Date.  This Option shall expire at            on                          (the “Expiration Date”) which is 10 years from the Date of Grant.

(b)                                 Exercise of Option.  Except as otherwise provided in the Plan and in paragraph 3, 4, 5 or 6, this Option shall become exercisable with respect to one-fourth of the Shares subject to this Option on each annual anniversary of the Date of Grant, provided the Non-Employee Director is still serving as a Non-Employee Director of the Company at such time, until the Option becomes exercisable with respect to all of the Shares subject to the Option.  Once this Option has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the earlier of the termination of the Non-Employee Director’s rights hereunder pursuant to paragraphs 3, 4, 5 or 6 or until the Expiration Date.  A partial exercise of this Option shall not affect the Non-Employee Director’s right to exercise this Option with respect to the remaining Shares, subject to the conditions of the Plan and this Agreement.

(c)                                  Method of Exercise and Payment for Shares.  This Option shall be exercised by delivering written notice to the attention of the Company’s Secretary at the Company’s principal office located at 1375 Peachtree Street, Atlanta, Georgia 30309.  The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery.  Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the Option price, in cash or a cash equivalent acceptable to the Board, or, if the Board permits, by (i) the surrender of Shares that the Non-Employee Director has owned for at least six months with an aggregate Fair Market Value (determined as of the preceding business day) which, together with any cash or cash equivalent the Non-Employee Director pays, is not less than the Option price of the number of Shares for which the Option is being exercised, (ii) by a cashless exercise through a broker or (iii) by any combination of the aforementioned methods of payment.

(d)                                 Nontransferability.  This Option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercised during the lifetime of the Non-Employee Director only by the Non-Employee Director or by the Non-Employee Director’s guardian or legal representative.  Notwithstanding the preceding sentence, the Non-Employee Director, at any time prior to his death, may assign all or any portion of the Option granted to him to (i) his spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of his spouse or lineal descendant, or (iii) a partnership of which his spouse or lineal descendants are the only partners.  In such event , the spouse, lineal descendants, trustee or partnership will be entitled to all the rights of the Non-Employee Director with respect to the assigned portion of such Option (except that such transferee may not transfer the Option other than by will or by the laws of descent and distribution), and such portion of the Option will continue to be subject to all the terms, conditions and restrictions applicable to the Option as set forth herein immediately prior to the effective date of the assignment.  Any such assignment will be permitted only if (i) the Non-Employee Director does not receive any consideration therefor and (ii) the assignment is expressly approved by the Board.  Any such assignment shall be evidenced by an appropriate written document executed by the Non-Employee Director and a copy thereof shall be delivered to the Board on or prior to the effective date of the assignment.

3.                                       Exercise in the Event of Death.  This Option shall be exercisable for all or part of the number of Shares that the Non-Employee Director is entitled to purchase pursuant to paragraph 2(b) as of the date of the Non-Employee Director’s death, reduced by the number of shares for which the Non-Employee Director previously exercised the Option, in the event the Non-Employee Director dies while serving as a Non-Employee Director and prior to the Expiration Date and prior to the termination of the Non-Employee Director’s  rights under paragraphs 4, 5, or 6.  In that event, this Option may be exercised by the Non-Employee Director’s estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution, during the remainder of the period preceding the Expiration Date or within one year of the date the Non-Employee Director dies, whichever is shorter.

4.                                       Exercise in the Event of Disability.  This Option shall be exercisable for all or part of the number of Shares that the Non-Employee Director is entitled to purchase pursuant to paragraph 2(b) as of the date the Non-Employee Director incurs a Disability, reduced by the number of Shares for which the Non-Employee Director previously exercised the Option, if the Non-Employee Director incurs a Disability while serving as a Non-Employee Director and prior to the Expiration Date and prior to the termination of the Non-Employee Director’s rights under paragraphs 3, 5, or 6.  In that event, the Non-Employee Director or his legal representative may exercise this Option during the remainder of the period preceding the Expiration Date or within one year of the date the Non-Employee Director ceases serving as a Non-Employee Director on account of such Disability, whichever is shorter.

5.                                       Exercise in the Event of Removal Within One Year After a Change in Control.  This Option shall be exercisable for all or part of the number of Shares that the Non-Employee Director is entitled to purchase pursuant to paragraph 2(b) as of the date of removal from the Board on or within one year after a Change in Control, reduced by the number of Shares for which the Non-Employee Director previously exercised the Option, if the Non-Employee Director is removed from the Board on or within one year after a Change in Control and prior to the Expiration Date and prior to the termination of Non-Employee Director’s rights under paragraphs 3, 4, or 6.  In that event, the Non-Employee Director may exercise this Option during the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases serving as a Non-Employee Director on account of removal on or within one year after a Change in Control, whichever is shorter.

6.                                       Exercise After Termination of Directorship.  This Option shall be exercisable for all or part of the number of Shares that the Non-Employee director is entitled to purchase pursuant to paragraph 2(b) as of the date the Non-Employee Director ceases serving as a Non-Employee Director, reduced by the number of Shares for which the Non-Employee Director previously exercised the Option, if the Non-Employee Director ceases serving as a Non-Employee Director prior to the Expiration Date other than on account of death, Disability or removal on or within one year after a Change in Control and prior to the termination of Non-Employee Director’s rights under paragraphs 3, 4, or 5.  In that event, the Non-Employee Director may exercise this Option during the remainder of the period preceding the Expiration Date or until the date that is three months after the date he ceases serving as a Non-Employee Director other than on account of death, Disability or removal on or within one year after a Change in Control, whichever is shorter.

7.                                       Minimum Exercise.  This Nonqualified Stock Option may not be exercised for less than 100 Shares unless it is exercised for the full number of Shares that remain subject to the Nonqualified Stock Option.

8.                                       Fractional Shares.  Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle the Non-Employee Director to a fractional Share such fraction shall be disregarded.

9.                                       Shareholder Rights.  The Non-Employee Director shall not have any rights as a shareholder with respect to Shares subject to the Option until issuance of the certificates representing such Shares upon exercise of the Option.  The Company may include on any certificates representing Shares issued pursuant to the Option such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

10.                                 Change in Capital Structure.  The terms of this Option shall be adjusted in accordance with the terms and conditions of the Plan as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

11.                                 No Right to Continued Service.  This Option does not confer upon the Non-Employee Director any right with respect to continued service as a Non-Employee Director, nor shall it interfere in any way with any rights to terminate the Non-Employee Director’s service as a director without assigning a reason therefor.

12.                                 Non-Employee Director Bound by Plan.  The Non-Employee Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan.

13.                                 Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributes, and personal representatives of the Non-Employee Director and the successors of the Company.

14.                                 Conflicts.  In the event of any conflict between the provision of the Plan and the provision of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

15.                                 Taxes.  The Non-Employee Director shall satisfy all amounts of any applicable withholding taxes attributable to the exercise of the Option, and the Option shall not be deemed exercised and no Shares shall be issued upon exercise until full payment has been made therefor.  Such withholding taxes may be paid in cash or cash equivalent acceptable to the Board, or, if the Board permits (i) by the surrender of Shares that the Participant has owned for at least six months with an aggregate Fair Market Value (determined as of the preceding business day) which, together with any cash or cash equivalent the Non-Employee Director pays, is not less than the withholding taxes owed for the number of Shares for which the Option is being exercised, (ii) by a cashless exercise through a broker, or (iii) by any combination of the aforementioned methods of payment.

16.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

17.                                 Miscellaneous.  The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement.  This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.

18.                                 Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Non-Employee Director has affixed his signature hereto.

COMPANY:
EarthLink, Inc.

By:
Charles G. Betty
Chief Executive Officer

NON-EMPLOYEE DIRECTOR

Name

Address